Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)           Registration Statement (Form S-3) of American Oriental Bioengineering, Inc.; and

(2)           Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of American Oriental Bioengineering, Inc.

of our report dated March 15, 2010, with respect to the consolidated financial statements of American Oriental Bioengineering, Inc., and our report dated March 15, 2010, with respect to the effectiveness of internal control over financial reporting of American Oriental Bioengineering, Inc.

/s/ Ernst & Young Hua Ming Shanghai, People’s Republic of China March 15, 2010